UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 25, 2004

                               CINEMARK USA, INC.
               (Exact name of registrant as specified in charter)


            TEXAS                      33-47040                   75-2206284
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                         3900 DALLAS PARKWAY, SUITE 500
                               PLANO, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)

                                  972-665-1000
              (Registrant's telephone number, including area code)


Item 9. Regulation FD Disclosure

On March 25, 2004, Cinemark USA, Inc. announced that as part of its previously announced tender offer and consent solicitation for any and all of its outstanding $105 million 8 1/2% Series B Senior Subordinated Notes due 2008, the Company had received the requisite consents to all of the proposed amendments to the indenture governing such notes. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CINEMARK USA, INC.


Date: March 26, 2004                     By:    /s/ Michael D. Cavalier
                                         Name:  Michael D. Cavalier
                                         Title: Vice President - General Counsel

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                                  EXHIBIT INDEX

        The exhibits below are numbered in accordance  with the Exhibit Table of
Item 601 of Regulation 8-K.

Exhibit No.            Description of Exhibit

99.1                   Press Release of Cinemark USA, Inc. dated March 25, 2004.

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                                                                    EXHIBIT 99.1

Cinemark USA, Inc. Announces Receipt of Requisite Consents in its Cash Tender Offer and Consent Solicitation for its Outstanding 8 1/2% Senior Subordinated Notes

PLANO, Texas--March 25, 2004--Cinemark USA, Inc. (the "Company") announced today that, as of 5:00 pm, New York City time, on March 25, 2004 and as part of its previously announced tender offer and consent solicitation for any and all of its outstanding $105 million 8 1/2% Series B Senior Subordinated Notes due 2008 (CUSIP No. 172441AL1) (the "Notes"), the Company had received the requisite consents to all of the proposed amendments to the indenture governing the Notes. A supplemental indenture effecting these amendments has been executed, and the supplemental indenture will become operative on the first date that validly tendered Notes are accepted for purchase and payment.

The expiration of the consent solicitation was 5:00 pm, New York City time, on March 25, 2004 (the "Consent Date"). The tender offer is scheduled to expire at 5:00 pm, New York City time, on April 13, 2004, unless extended (the "Expiration Date").

Holders of Notes who tendered their Notes on or prior to the Consent Date will receive, promptly after acceptance by the Company, the total consideration equal to 104.5% of the principal amount of the Notes validly tendered. Holders of Notes who tender their Notes after the Consent Date but on or prior to the Expiration Date, will receive, promptly after acceptance by the Company, 101.5% of the principal amount of the Notes validly tendered. In each case, holders that validly tender their Notes shall receive accrued and unpaid interest up to, but not including, the applicable settlement date. As of 5:00 pm, New York City time on the Consent Date, approximately $94.1 million of the $105.0 million outstanding principal amount of the Notes had been irrevocably tendered.

The proposed amendments to the indenture will eliminate substantially all of the restrictive covenants, certain repurchase rights and certain events of default and related provisions contained in such indenture.

The tender offer and consent solicitation will be conditioned upon the consummation of the Company's previously announced recapitalization. Neither the tender offer and solicitation of consents nor the Recapitalization is conditioned upon obtaining the consent of a majority of holders of Notes.

Lehman Brothers Inc. and Goldman, Sachs & Co. are the Dealer Managers and Solicitation Agents for the tender offer and consent solicitation. Questions regarding the tender offer should be directed to Lehman Brothers Inc. at 212-528-7581 or 800-438-3242 (Attention: The Liability Management Group at Lehman). Requests for assistance or additional sets of the offer materials may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent for the tender offer and solicitation, at 888-567-1626.

This press release shall not constitute an offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the terms of the offer to purchase and the related transmittal documents. In any jurisdiction where the laws require the offer to be made by

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a licensed  broker or dealer,  the offer  shall be deemed  made on behalf of the
Company by Lehman Brothers Inc., Goldman, Sachs & Co. or one or more registered brokers or dealers under the laws of such jurisdiction.

The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

Contacts
Cinemark USA, Inc.
Robert Copple, 972-665-1000